UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 6, 2021
Date of Report (Date of earliest event reported)

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APYX	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 6, 2021, the following proposals were submitted to the stockholders of Apyx Medical Corporation (the "Company") at its annual meeting of stockholders: (i) the election of seven (7) directors; (ii) the ratification of RSM US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and (iii) the approval of the Company's 2021 Share Incentive Plan.

The following are the final voting results for each proposal.

(i)	The Company’s stockholders elected each of the following seven (7) directors to serve on its Board of Directors until their successors are duly elected and qualified by the following vote:

	Name	Cast in Favor	Cast Against	Votes Abstained

	Andrew Makrides	19,614,237	95,783	42,732

	Charles D. Goodwin	19,606,881	90,537	55,334

	Michael Geraghty	16,943,484	2,752,101	57,167

	Lawrence J. Waldman	16,958,711	2,738,707	55,334

	John Andres	16,629,626	3,065,959	57,167

	Craig Swandal	19,623,725	71,847	57,180

	Minnie Baylor-Henry	19,198,106	500,411	54,235

(ii)	The Company’s stockholders ratified the appointment of RSM US, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 by the following vote:
	Cast in Favor	Cast Against	Votes Abstained
	25,247,037	46,674	6,362

(iii)	The Company’s stockholders approved the Company’s 2021 Share Incentive Plan by the following vote:
	Cast in Favor	Cast Against	Votes Abstained
	13,703,222	5,505,062	544,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021		APYX MEDICAL CORPORATION

	By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer, Secretary, and Treasurer